Exhibit 10.5

LOCK-UP AGREEMENT

[●], 2026

Vireo Growth Inc.

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Vireo Growth Inc., a British Columbia corporation (“Parent”), has entered into that certain Securities Purchase Agreement, dated as of [●], 2026 (as the same may be amended from time to time, the “Purchase Agreement”) by and among Parent, Es] (the “Company”), Es], and Es]. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

As a condition and inducement to Parent to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Parent, the undersigned will not, for each tranche of Parent Shares set forth on Schedule A that are issued to and held by the undersigned as of the applicable time and constitute Total Purchase Price (the “Locked-Up Shares”), during the applicable period set forth on Schedule A opposite each such tranche of Locked-Up Shares (the “Restricted Periods”); provided, however, that the Restricted Period applicable to any Locked-Up Shares shall terminate immediately upon a final, non-appealable judgment of a court of competent jurisdiction or a final, non-appealable arbitral award, in each case expressly determining that Parent has committed a material breach of the Purchase Agreement or any Ancillary Document that remains uncured:

(1)            offer, hypothecate, encumber, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or agree to transfer or dispose of, or lend, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position, including within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to, any Locked-Up Shares that are then subject to a Restricted Period;

(2)            enter into any swap, short sale, hedge or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the undersigned’s Locked-Up Shares that are then subject to a Restricted Period, regardless of whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Parent Shares or other securities, in cash or otherwise; or

(3)            publicly disclose the intention to do any of the foregoing, except as required by applicable law, stock exchange rules or regulatory obligations, or, solely to the extent required by a bona fide financing arrangement and limited to the minimum disclosure necessary in connection therewith, to the counterparties to such financing arrangement on a confidential basis and not by way of any public announcement or filing.

The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a)            transfers of the undersigned’s Locked-Up Shares that are then subject to a Restricted Period:

(1)            if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) by operation of Law pursuant to a qualified domestic order or in connection with a divorce settlement or (D) to any corporation or limited liability company which is wholly owned and controlled by the undersigned and/or by any such Family Member(s) (for purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned);

(2)            as a bona fide gift or gifts (including any pledge or similar commitment to donate Parent Shares and/or proceeds from the sale of shares of Parent Shares pursuant to a charitable contribution) or for bona fide estate planning purposes;

(3)            if the undersigned is a corporation, partnership or other entity, as a transfer, distribution or dividend to equity holders, current or former general or limited partners, members or managers (or to the estates of any of the foregoing) or to any other entity that is an Affiliate, as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders). For the avoidance of doubt, transfers among Affiliates of the undersigned for bona fide internal restructuring, financing or tax planning purposes shall be permitted without restriction as to whether such transfers are for value; or

(4)            to Parent in connection with the conversion or reclassification of the outstanding equity securities of the Parent into shares of Parent Shares, or any reclassification or conversion of the Parent Shares, provided that any such shares of Parent Shares received upon such conversion or reclassification shall be subject to the terms of this Lock-Up Agreement if not returned to treasury;

provided that, in the case of any transfer or distribution pursuant to clause (a)(1)-(3) (i) such transfer is not for value and each heir, beneficiary or other transferee or distributee shall sign and deliver to Parent (1) a lock-up agreement in the form of this Lock-Up Agreement with respect to the applicable Locked-Up Shares that are then subject to a Restricted Period and (2) a joinder to the Purchase Agreement in the form reasonably agreed upon by the undersigned and Parent (and which will contain the necessary representations and warranties, and other matters substantially equivalent to those in the Letter of Transmittal) and (ii) no filing by any party (including any transferor, transferee, distributor or distributee) under Section 16 of the Exchange Act or similar insider and/or early warning reporting requirements in Canada, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Periods (other than any exit filings or public announcements that may be required under applicable federal, state, and provincial securities Laws in Canada and the United States);

(b)            transfers by the undersigned of Parent Shares purchased by the undersigned on the open market or in a public offering by Parent, in each case following the date of the Purchase Agreement;

(c)            pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Parent’s capital stock involving a change of control of Parent, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Locked-Up Shares that are then subject to a Restricted Period shall remain subject to the restrictions contained in this Lock-Up Agreement;

(d)            pursuant to an order of a court or Governmental Authority;

(e)            transfers of the undersigned’s Locked-Up Shares that are then subject to a Restricted Period as consented to in writing by Parent; or

(f)            transfers, forfeitures, cancellations, or other dispositions of Locked-Up Shares required or permitted pursuant to the Purchase Agreement, including in connection with any forfeiture, escrow arrangement, indemnification obligation, purchase price adjustment, or setoff right thereunder.

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement and will not be recorded on the share register of Parent. In furtherance of the foregoing, the undersigned agrees that Parent and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Locked-Up Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

provided that Parent (or any duly appointed transfer agent) will remove such legend forthwith upon request by the undersigned with respect to any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Locked-Up Shares that are no longer subject to a Restricted Period, and withdraw any stop transfer instructions with respect to such Parent Shares by virtue of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred to Parent and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Purchase Agreement is terminated for any reason prior to the Closing thereunder, this Lock-Up Agreement will automatically terminate, and the undersigned shall be released from all of his, her or its obligations under this Lock-Up Agreement. The undersigned understands that Parent is proceeding with the transactions contemplated by the Purchase Agreement in reliance upon this Lock-Up Agreement.

The undersigned acknowledges that it has had the opportunity to consult with independent legal counsel of its own choosing with respect to this Lock-Up Agreement, that it has either consulted with such counsel or knowingly and voluntarily elected not to do so, and that it understands the terms, conditions and consequences of this Lock-Up Agreement. The undersigned further acknowledges that it is entering into this Lock-Up Agreement voluntarily and without reliance on any representations or statements by Parent or any of its Affiliates, directors, officers, employees or advisors, other than as expressly set forth in this Lock-Up Agreement or the Purchase Agreement.

Any and all remedies herein expressly conferred upon Parent will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Parent of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Parent in the event that any provision of this Lock-Up Agreement was not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent is entitled at Law or in equity, and the undersigned waives any bond, surety or other security that might be required of Parent with respect thereto.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the Laws of the state of Delaware, without regard to the conflict of Laws principles thereof.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Parent and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

[•]

By:
Name:
Title:

Accepted and Agreed
by Vireo Growth Inc.:

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]